EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, James H. Mackaness, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of IRIDEX Corporation on Form 10-K for the fiscal year ended January 1, 2011 (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of IRIDEX Corporation.

Date: March 24, 2011

By:	/s/ JAMES H. MACKANESS
Name:	James H. Mackaness
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)